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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statements 333-43718 and 333-70376 on Form S-8 of CorVu Corporation of our report dated August 27, 2003, relating to the consolidated balance sheets of CorVu Corporation and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the June 30, 2003 annual report on Form 10-KSB of CorVu Corporation.



                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
September 17, 2003